As filed with the Securities and Exchange Commission on October 4, 2006

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1492296
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

1001 Fleet Street
Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

LAUREATE EDUCATION, INC. 2005 STOCK INCENTIVE PLAN

LAUREATE EDUCATION, INC. 401(K) RETIREMENT SAVINGS PLAN

NONQUALIFIED STOCK OPTION AGREEMENT WITH ROSEMARIE MECCA

(Full title of plan)

(Name, address and telephone
number of agent for service)	(Copy to:)
Douglas L. Becker	R.W. Smith, Jr., Esquire
Chairman and CEO	Linda M. Thomas, Esquire
Laureate Education, Inc.	DLA Piper US LLP
1001 Fleet Street	6225 Smith Avenue
Baltimore, Maryland 21202	Baltimore, Maryland 21209-3600
(410) 843-6100	(410) 580-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2005 Stock Incentive Plan Common Stock, $0.01 par value	4,000,000		$47.50	(2)	$190,000,000	$20,330
401(k) Retirement Savings Plan Common Stock, $0.01 par value, and participation interests in the Laureate Education, Inc. 401(k) Retirement Savings Plan(3)	500,000	(3)	$47.50	(2)	$23,750,000	$2,541.25
Nonqualified Stock Option Agreement Common Stock, $0.01 par value	85,000		$46.37	(4)	$3,941,450	421.74
Total	4,585,000				$217,691,450	$23,292.99

(1)             This registration statement shall also cover any additional shares of common stock of the Registrant which may be offered or issued under the employee benefit plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required or permitted by such plans.

(2)             Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Laureate Education, Inc. Common Stock reported on the Nasdaq Global Select Market on September 28, 2006 (i.e., $47.50).

(3)             In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Retirement Savings Plan.

(4)             Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the exercise price of $46.37.

EXPLANATORY NOTE

Laureate Education, Inc. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of the Registrant’s Common Stock, $0.01 par value per share, issuable under the Registrant’s 2005 Stock Incentive Plan, the Registrant’s 401(k) Retirement Savings Plan, and pursuant to that certain stock option agreement awarded on October 1, 2005, to Rosemarie Mecca as an inducement to her accepting employment with the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The Registrant will provide documents containing the information specified in Part 1 of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act.  Pursuant to the instructions to Form S-8, the Registrant is not required to file these documents either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

Copies of documents incorporated by reference in Item 3 of Part II of this registration statement, and such other documents required to be delivered to employees pursuant to Rule 428(b) (Section 230.428(b)) may be obtained upon written or oral request without charge from the headquarters office of the Registrant, Laureate Education, Inc., Attn: Robert W. Zentz, Senior Vice President, Secretary and General Counsel, 1001 Fleet Street, Baltimore, Maryland 21202, (410) 843-6100.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)            The Registrant’s Annual Report on Form 10-K and Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including information specifically incorporated by reference into the Registrant’s Annual Report from the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on June 28, 2006;

(b)           The Registrant’s Annual Report on Form 11-K for the 401(k) Retirement Savings Plan’s fiscal year ended December 31, 2005, filed pursuant to Section 15(d) of the Exchange Act;

(c)            All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the documents referred to in (a) and (b) above; and

(d)           Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule, included in Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005, as set forth in their report, which are incorporated by reference in this registration statement.  The Registrant’s financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Item 6.    Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to limitations.  Our bylaws include provisions to require us to indemnify our directors and officers to the fullest extent permitted by Section 2-418, including circumstances in which indemnification is otherwise discretionary.  Section 2-418 also empowers us to purchase and maintain insurance that protects our officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.  Accordingly, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Articles of Amendment and Restatement of the Charter (incorporated by reference from Exhibits to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-69558))

4.2	Amended and Restated By-Laws dated August 8, 2006 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2006)

5.1	Opinion of DLA Piper US LLP (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Baltimore, Maryland, Independent Registered Public Accounting Firm (filed herewith)

23.3	Consent of Reznick Group, Baltimore, Maryland, Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (filed herewith)

99.1	Amendment No. 1 to the Laureate Education, Inc. 2005 Stock Incentive Plan (incorporated by reference from Exhibits to the Registrant’s DEF 14A Definitive Proxy Statement filed May 1, 2006)

99.2	Nonqualified Stock Option Agreement with Rosemarie Mecca (filed herewith)

Item 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 4th day of October, 2006.

LAUREATE EDUCATION, INC.

By:	/s/ Douglas L. Becker
Douglas L. Becker
Chairman of the Board and
Chief Executive Officer

Laureate Education, Inc. 401(k) Retirement Savings Plan

The Registrant has the responsibility for the administration of the 401(k) plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the 401(k) plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 4th day of October, 2006.

Laureate Education, Inc. 401(k) Retirement Savings Plan

	By:	Laureate Education, Inc., Administrator

By:	/s/ Douglas L. Becker
Douglas L. Becker
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas L. Becker	Chairman and Chief Executive Officer	October 4, 2006
Douglas L. Becker	(Principal Executive Officer)

/s/ Rosemarie Mecca	Executive Vice President and Chief Financial Officer	October 4, 2006
Rosemarie Mecca	(Principal Accounting and Financial Officer)

A majority of the Board of Directors:

Isabel Aguilera, Douglas L. Becker, Wolf H. Hengst, R. Christopher Hoehn-Saric, James H. McGuire, John A. Miller, R. William Pollock, Richard W. Riley, David A. Wilson

/s/ Robert W. Zentz	As Attorney-in-Fact	October 4, 2006
Robert W. Zentz

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Articles of Amendment and Restatement of the Charter (incorporated by reference from Exhibits to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-69558))

4.2	Amended and Restated By-Laws dated August 8, 2006 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2006)

5.1	Opinion of DLA Piper US LLP (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Baltimore, Maryland, Independent Registered Public Accounting Firm (filed herewith)

23.3	Consent of Reznick Group, Baltimore, Maryland, Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (filed herewith)

99.1	Amendment No. 1 to the Laureate Education, Inc. 2005 Stock Incentive Plan (incorporated by reference from Exhibits to the Registrant’s DEF 14A Definitive Proxy Statement filed May 1, 2006)

99.2	Nonqualified Stock Option Agreement with Rosemarie Mecca (filed herewith)